UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2011

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ABSOLUTE LIFE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

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Nevada	000-53446	71-1013330
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Broadway, 6th Floor

New York, New York 10006

(Address of principal executive offices) (Zip Code)

(212) 201 4070

Registrant’s telephone number, including area code

———————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s pro forma financial statements and the related notes filed with this Form 8-K. In this Form 8-K, references to “we,” “our,” “us,” “Absolute,” “ABS”, the “Company” or the “Registrant” refer to Absolute Life Solutions, Inc., a Nevada corporation.

Item 1.01 Entry into a Material Definitive Agreement

On April 7, 2011, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with a purchaser pursuant to which we sold an aggregate of (i) 7,500 shares of our Series A 12.5% Convertible Preferred Stock (the “Series A Preferred Stock”), which shares of Preferred Stock have a stated value of $1,000 per share and are convertible into shares of our Common Stock at an initial conversion price of $1.00 per share, and (ii) warrants to purchase an aggregate of 7,500,000 shares of common stock (the “Investor Warrants”), half of which are exercisable at an initial exercise price of $2.00 per share and half of which are exercisable at an initial exercise price of $4.00 per share.

In connection with the issuance of the Preferred Stock, we entered into a Registration Rights Agreement with the purchaser, pursuant to which we agreed to use our best efforts to register the shares of common stock underlying the Preferred Stock and the Warrants as described in further detail below.

The terms of the Series A Preferred Stock are more fully set forth under “Description of Securities” on Form 8-K filed by the Company on July 26, 2010.  In connection with the transaction set forth above, the Company also authorized the establishment of  and sale of up to 25,000 shares of  Series B 12½% Convertible Preferred Stock (the “Series B Preferred Stock”) which shares have a stated value of $1,000.00 per share and are convertible into shares of Common Stock at an initial conversion price of $1.00 per share.  The holders of  Series B Convertible Preferred Stock will receive warrants to purchase an aggregate of 1,050 shares of Common Stock (the Series B Investor Warrants, 500 of which are exercisable at an initial exercise price of $2.00 per share and 550 of which are exercisable at an initial exercise price of $4.00 per share).  The Series B Investor Warrants have a term of five (5) years.

In connection with the establishment of the Series B Preferred Stock, which is subordinate to the Series A Preferred Stock in respect of liquidation and redemption, the holders of 5,800 shares of Series A Preferred Stock agreed to exchange their Series A Preferred Stock for Series B Preferred Stock.  As a result, each exchanging Series A holder will receive an additional 50 Series B Warrants exercisable at $4.00 for each share of Preferred Stock so exchanged.

Additionally, in connection with the Securities Purchase Agreement referred to above, Moshe Oratz, the former President and Chief Executive Officer of the Company, granted transferable divisible options to the Purchaser, and an affiliate of the Purchaser, to collectively purchase 20,000,000 shares of Common Stock at an exercise price of $0.005 per share (the “CS Options”) from CS Master Holdings, LLC, a limited liability company of which Mr. Oratz is the sole member and manager. The CS Options are exercisable at any time through April 6, 2016, and contain a provision limiting the beneficial ownership of the holder in the Company stock to 4.99% at any time.

The Holders of the Series B Preferred Stock will have registration rights similar to the existing holders of the Series A Preferred Stock, which registration rights were fully set forth in the Form 8-K filed by the Company on July 26, 2010.  The holders of the requisite percentage of the Series A Preferred Stock have consented to an extension of the date for the filing of the Registration Statement to June 30, 2011.  The holders of the requisite percentage of the Series A Preferred Stock have consented to an extension of the date for the filing of the Registration Statement to June 30, 2011 and to the inclusion of the Common Stock issuable on conversion of the Series B Preferred Stock and on exercise of the additional warrant issued to the exchanging shareholders. The Common Stock underlying the CS Options have no registration rights.

To date, the Company has sold 40,450 shares of Series A Preferred Stock, of which holders of 5,800 shares have agreed to exchange for Series B Preferred Stock.  There are currently 35,650 shares of Series A Preferred Stock outstanding.

The Company may enter into similar Securities Purchase Agreements with additional investors, provided the maximum gross proceeds from the sale of the Series A Preferred Stock and the Series B Preferred Stock does not exceed $60,000,000.00.

DESCRIPTION OF SECURITIES

The following description of the Company’s capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the Company’s certificate of incorporation, as amended, its certificates of designation, and the bylaws and by the provisions of applicable law.

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $.00001 per share and 200,000,000 shares of preferred stock, par value $0.00001 per share.  The Board has designated 60,000 shares of the preferred stock as the Series A Convertible Preferred Stock, and 25,000 shares of the preferred stock as the  Series B Convertible Preferred Stock

Preferred Stock.

Shares of preferred stock may be issued from time to time in one or more series, each of which series shall have such distinctive designation or title and such number of shares as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series of preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly .

The Company’s Certificate of Incorporation, as amended to date, provides that there are 100,000,000 shares of authorized Preferred Stock of the Company and that the Company’s Board of Directors has the authority, by vote of the Board, to designate any or all of the previously undesignated shares as a new series of preferred stock having the preferences, rights, qualifications and privileges designated by the Board, including, without limitation, the dividend rate, conversion or exchange rights, redemption price and liquidation preference of each series (collectively, the “Preferred Share Rights”).

Pursuant to such authority, the Board designated 60,000 shares of the authorized preferred stock to be the Company’s Series A 12.5% Convertible Preferred Stock (the “Series A Preferred Stock”), and 25,000 shares of the authorized preferred stock to be the Company’s Series B 12½% Convertible Preferred Stock (the “Series B Preferred Stock”). The following is a summary of the Preferred Share Rights of the Series B Preferred Stock. This summary is qualified in its entirety by reference to the terms of the Certificate of Designations for the Series B Preferred Stock, which is included in the exhibits attached to this Current Report on Form 8-K.

Each share of Series B Preferred Stock has a stated value of $1,000.00 and is entitled to receive a dividend at the rate of 12.5% per annum. Each share is convertible into shares of the Company’s Common Stock at a conversion formula described below.

Dividends are payable, at the option of the Company, in cash or in stock, except that dividends may be paid in cash only if permitted under the Nevada Private Corporations Law. Dividends are payable (i) semi-annually on the last day of June and December of each calendar year (each, a “Scheduled Dividend Payment Date”), with the first Scheduled Dividend Payment Date being December 31, 2010) and (ii) when a holder converts shares of the Series B Preferred Stock. If the dividend is not paid in cash for any reason, the dividend will be paid in Common Stock, where the number of shares issued is equal to the applicable dividend divided by the then applicable conversion price. Dividends on the Series B Preferred Stock are pari passu with the dividends on the Series B Preferred Stock, provided however that the Series A Preferred Stock shall have priority to cash payment if the Company elects to pay dividends, in whole or in part, in cash.

Each holder may convert the holder’s shares of Series B Preferred Stock into Common Stock at the then applicable conversion price. (The shares issued on such conversion are referred to as “Conversion Shares.”) This conversion right is effective beginning, for each holder, on the earlier of sixty-five (65) days after the initial issuance of the shares to the holder or the effective date of a registration statement filed by the Company covering the holder’s resale of the Conversion Shares. The initial conversion price is One Dollar ($1.00) per share, subject to adjustment for certain events, such as certain capital events (including, but not limited to, stock splits, stock dividend, mergers and spin offs). The minimum Stated Value that may be converted at any time is $50,000 (unless the Stated Value of a holder’s remaining outstanding Series B Preferred Stock shares is lower, in which case the minimum is the Stated Value of all of the holder’s remaining outstanding shares).

The right to convert, however, is subject to the following limitation. With certain limited exceptions, a holder may not convert such shares, if such conversion would cause the holder's beneficial ownership of the Company’s Common Stock to exceed 4.99% of the then outstanding shares of Common Stock (after taking into account the shares to be issued on such conversion).

If certain events (each, a “Redemption Event”) occur, a holder of shares of Series B Preferred Stock has the right, by written notice, to demand redemption of the holder’s outstanding shares of Series B Preferred Stock.

Redemption Events include, among others, (i) the Company’s failure to timely deliver shares of Common Stock after a conversion by the holder; (ii) if, prior to the date on which the aggregate Stated Value of all then outstanding shares of Series B Preferred Stock is less than fifty percent (50%) of the aggregate Stated Value of all shares of Series B Preferred Stock actually issued (the “Minority Outstanding Date”), without the consent of a majority in interest of the holders of Series B Preferred Stock outstanding at that time, there is either a change in the beneficial ownership of more than fifty percent (50%) of the common stock of the Company within a period of forty (40) trading days or there is an involuntary change in a majority of the members of the Board of Directors within a period of forty (40) days; (iii) the occurrence of certain bankruptcy, reorganization or similar events; (iv) the Company admits in writing its inability to pay its debt as they mature; (v) any of the representations or warranties made by the Company to the original buyers of the Series B Preferred Stock shall be false or misleading in any material respect at the time made; (vi) the failure of the Company to observe, in any material respect, any covenant, provision or obligation of the Company under the Securities Purchase Agreement relating to the issuance of the Series B Preferred Stock; (vii) if prior to the Minority Outstanding Date, without the consent of a majority in interest of the holders of the Series B Preferred Stock outstanding at that time, the Company enters into certain financing transactions which include the issuance of shares of the Company’s Common Stock (or securities convertible into or exercisable for such shares) at purchase or conversion prices below the then applicable conversion price or amends its certificate of incorporation (except for the Board’s designation of one or more additional classes or series of preferred stock which are junior to the interests of the Series B Preferred Stock); (viii) if prior to the Minority Outstanding Date, without the consent of a majority in interest of the holders of the Series A Preferred Stock and  Series B Preferred Stock outstanding at that time, the Company pays dividends on, or repurchases the shares of, any other class or series of securities; or (ix) the shares of the Company’s Common Stock are delisted for trading for a period of twenty (20) consecutive trading days on the market on which they were previously listed and not listed on any other acceptable market by the expiration of that period.

If a holder has the right to, and actually does, redeem shares of the Series B Preferred Stock, the Company will be obligated to pay the holder a redemption amount equal to the sum of (i) the Stated Value of the redeemed shares multiplied by one hundred two percent (102%), if the redemption occurs within five years from the initial issuance by the Company of any Series B Preferred Stock in July 2010 or by one hundred percent (100%), if it occurs after that fifth anniversary, plus (ii) the accrued but unpaid dividends through the date such payment is made.

In the event the Company is being liquidated under any applicable bankruptcy, insolvency or similar law or similar situation, the holders of Series B Preferred Stock, as a class (pro rata among them) are subordinate to a liquidation preference of the holders of the Series A Preferred Stock, but ahead of the Company’s Common Stock and any other class or series of preferred stock subsequently. The amount of the liquidation preference is equal to the Stated Value of their respective shares, plus accrued and unpaid dividends on those shares through the date of final distribution.

The Certificate of Designations provides that if the Company proposes to enter into (i) a sale, lease or exchange of the Company’s property and assets which, pursuant to Section 565 of the Nevada Private Corporations Law, requires that such action be authorized by a vote of the Company’s stockholders or (ii) a merger or other action, which pursuant to Section 120 of the Nevada Mergers, Conversions, Exchange and Domestications Law, requires that such merger or other action be submitted for approval of the Company’s stockholders, then, if the vote on the relevant action is held before the Minority Outstanding Date, the holders of the Series A Preferred Stock and the Series B Preferred Stock will be entitled to vote on that action as a separate series. Without the approval of a majority in interest of the then outstanding Series A Preferred Stock and Series B Preferred Stock, the Company will not have obtained the stockholder approval of those actions. The Certificate of Designations further provides that in certain circumstances, the Holders of Series B Preferred Stock are deemed to have given their consent if the requisite consent of the Holders of the Series A Preferred Stock is received for certain amendments and other corporate actions.

Except for the voting power described in the preceding paragraph and otherwise where required by the corporations law or the merger law of Nevada, holders of Series B Preferred Stock have no voting power.

Dividends

The Company anticipates that all future earnings will be retained to finance future growth. The payment of dividends, if any, in the future to the Company’s common stockholders is within the discretion of the Board of Directors of the Company and will depend upon the Company’s earnings, its capital requirements and financial condition and other relevant factors. The holders of the Company’s preferred stock which have a preference in the Company’s dividends, must receive such dividends before any dividends can be paid to the holders of the Company’s common stock. The Company has not paid a dividend on its common stock and does not anticipate paying any dividends on its common stock in the foreseeable future but instead intends to retain all earnings, if any, for use in the Company’s business operations,

Item 3.02.    Unregistered Sale of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 above of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.  Additionally, in connection with the employment of Joshua Yifat as Treasurer and Chief Financial Officer, Mr. Yifat was granted 100,000 shares of restricted stock under the Company’s Equity Incentive Plan.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 8, 2011  Moshe Oratz resigned  as President, Chief Executive Officer and Director to pursue other interests. Avrohom Oratz, the company's Chief Financial Officer was appointed President, CEO and was elected as a Director.  Joshua Yifat has been appointed the new Chief Financial Officer and Treasurer effective April 15, 2011. Moshe Oratz will be available to assist management through this transitional period.

Most recently, Mr. Yifat   age 38, served as Vice President of the Managed Futures Group at Morgan Stanley Smith Barney, where he supervised 40 managed futures funds with assets under management in excess of $6.5 billion. Prior to Morgan Stanley Smith Barney, he spent 8 years with various major accounting firms as senior auditor within the financial services group. Mr Yifat is employed under a three year employment Agreement with a base  compensation of $160,000. Additionally, Mr. Yifat was granted 100,000 shares of restricted stock under the Company’s Equity Incentive Plan.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 7, 2011, the Company filed a Certificate of Designations for its Series B Preferred Stock with the Nevada Secretary of State.  Information on the rights and preferences of the Series B Preferred Stock are contained under Item 1.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits:

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

3.5	Form of Certificate of Designation for Series B Convertible Preferred Stock
10.10	Form of Securities Exchange Agreement with Series A Preferred Stock Holders
10.11	Amendment to Employment Agreement with Avrohom Oratz, dated April 11, 2011
10.12	Employment Agreement with Joshua Yifat dated April 15, 2011
10.13	Resignation Letter of Moshe Oratz dated April 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 11, 2011

Absolute Life Solutions, Inc. By:/s/ Avrohom Oratz Avrohom Oratz President and Chief Executive Officer